EXHIBIT 99.1

Pain Therapeutics Announces First Quarter 2008 Financial Results

SAN MATEO, Calif., May 7, 2008 (PRIME NEWSWIRE) -- Pain Therapeutics, Inc. (Nasdaq:PTIE), a biopharmaceutical company, today reported financial results for the three months ended March 31, 2008. Net income for the quarter ended March 31, 2008 was $2.6 million, or $0.06 per share, compared to net income of $12.6 million, or $0.28 per share, in the first quarter of 2007.

Cash, cash equivalents and marketable securities were $190.1 million at March 31, 2008.

"I'm confident our business model is poised to show long-term growth" said Remi Barbier, Pain Therapeutics' president and chief executive officer. "The fundamentals of our business are on-track. We have significant cash on hand and are debt-free. We continue to buy back our stock in the open market and drive innovation in our early-stage pipeline."

Based on productive meetings with the U.S. Food and Drug Administration (FDA), Pain Therapeutics is on-track to submit a New Drug Application (NDA) for Remoxy(tm) in the second quarter of 2008. Remoxy is an abuse-resistant, long-acting formulation of oxycodone. The Company believes its NDA for Remoxy benefits from years of rigorous and independent scientific and clinical testing. In addition, the Company believes its Special Protocol Assessment for Remoxy remains in full-force without modification.

Q1 2008 Financial Highlights

 * On March 31, 2008, we announced that we increased the size of our stock buyback plan to $30.0 million, through March 2009.
   As of March 31, 2008, we had purchased $20.6 million of our stock in the open market.

 * Collaboration revenue of $11.1 million in the first quarter of
   2008 reflects reimbursement of our development expenses under our strategic alliance with King Pharmaceuticals, Inc. (King).

 * Research and development expenses for the first quarter of 2008 increased to $12.5 million from $9.9 million for the first quarter of 2007.  The increase in research and development expenses was primarily due to planned increases in development activities for our abuse-resistant product candidates.  Research and development expenses included $0.9 million and $0.7 million of non-cash stock related compensation costs in the first quarters of 2008 and 2007, respectively.

 * General and administrative expenses were $1.8 million in each of the first quarters of 2008 and 2007.  General and administrative expenses included $0.5 million of non-cash stock related
   compensation costs in each of the first quarters of 2008 and 2007.

2008 Financial Guidance - No Changes

 * We anticipate being cash flow positive in 2008, before using cash for our stock buyback plan.

 * We anticipate receiving $20.0 million of cash milestone payments in 2008 under our strategic alliance with King as follows:
   o We expect to file an NDA for Remoxy in Q2 2008; acceptance of this NDA by the FDA triggers a $15.0 million cash milestone payment from King.
   o We expect to file an Investigational New Drug application (IND)
     for a new abuse-resistant opioid in 2008; acceptance of this
     IND by the FDA triggers a $5.0 million cash milestone payment from King.

 * We anticipate spending up to $15.0 million developing
   biopharmaceutical products for metastatic melanoma, hemophilia and other important disease areas. We hold all commercial rights to these biopharmaceutical drug candidates.

About Pain Therapeutics, Inc.

Pain Therapeutics, Inc. is a biopharmaceutical company that develops novel drugs. In December 2007, we announced that Remoxy met the primary endpoint (p less than 0.01) of a pivotal Phase III study in over 400 patients with osteoarthritis; as a result, we plan to file an NDA for Remoxy in Q2 2008. We also have other drug candidates in clinical programs, including a novel radio-labeled monoclonal antibody to treat metastatic melanoma, as well as PTI-202 and Oxytrex(tm). In addition, we are working on a new treatment for patients with hemophilia. The FDA has not yet evaluated the merits, safety or efficacy of our drug candidates. For more information, please visit www.paintrials.com.

Note Regarding Forward-Looking Statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the Act). Pain Therapeutics, Inc. disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the timing, scope or expected outcome of the Company's clinical development of its drug candidates, including filing an NDA for Remoxy in the second quarter of 2008 and filing an IND for a new abuse-resistant opioid, the Company's confidence in its business model to show long-term growth, the Company's belief that its Special Protocol Assessment for Remoxy remains without modification, the Company's belief that the NDA for Remoxy benefits from years of rigorous and independent scientific and clinical testing, the Company's early-stage pipeline, the Company's expected spending in 2008, including with respect to its business model development efforts, the potential milestone and other payments from King, including with respect to the expected NDA filing for Remoxy and the potential benefits of the Company's drug candidates. Such statements are based on management's current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company's drug candidates and potential drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company's drug candidates and potential drug candidates that could slow or prevent regulatory filings, product approval or market acceptance (including the risk that current and past results of clinical trials and testing are not necessarily indicative of future results of clinical trials and testing), the uncertainty of patent protection for the Company's intellectual property or trade secrets, the Company's ability to obtain additional financing if necessary, unanticipated research and development and other costs, and the timing or receipt of payments from King. For further information regarding these and other risks related to the Company's business, investors should consult the Company's filings with the Securities and Exchange Commission.

                        PAIN THERAPEUTICS, INC.
                  CONDENSED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                   Three Months Ended
                                                        March 31,
                                                  --------------------
                                                    2008        2007
                                                  --------    --------
 Revenue
   Collaboration revenue                          $ 11,052    $ 15,504
   Program fee revenue                               3,587       6,550
                                                  --------    --------
     Total revenue                                  14,639      22,054
 Operating expenses
   Research and development                         12,484       9,860
   General and administrative                        1,819       1,838
                                                  --------    --------
     Total operating expenses                       14,303      11,698
                                                  --------    --------
     Operating income                                  336      10,356
 Interest income                                     2,234       2,280
                                                  --------    --------
 Net income                                       $  2,570    $ 12,636
                                                  ========    ========

 Net income per share
    Basic                                         $   0.06    $   0.28
                                                  ========    ========
    Diluted                                       $   0.06    $   0.28
                                                  ========    ========
 Weighted-average shares used in computing
  net income per share
   Basic                                            43,848      44,341
                                                  ========    ========
   Diluted                                          45,388      45,591
                                                  ========    ========

                        PAIN THERAPEUTICS, INC.
                       CONDENSED BALANCE SHEETS

                                                  March 31,   Dec. 31,
                                                    2008       2007(1)
                                                  --------    --------
                                                 (Unaudited)
 Assets
 Current assets
   Cash, cash equivalents and marketable
    securities                                    $190,052    $205,071
   Other current assets                                311         303
                                                  --------    --------
     Total current assets                          190,363     205,374
 Non-current assets
   Property and equipment, net                       1,490       1,607
   Other assets                                        644         644
                                                  --------    --------
     Total assets                                 $192,497    $207,625
                                                  ========    ========

 Liabilities and stockholders' equity
 Current liabilities
   Accounts payable                               $  2,962    $  3,624
   Accrued development expense                         973         817
   Deferred program fee revenue - current portion   14,348      14,348
   Other accrued liabilities                         2,423       1,868
                                                  --------    --------
     Total current liabilities                      20,706      20,657
 Non-current liabilities
   Deferred program fee revenue - non-current
    portion                                         78,915      82,501
   Other liabilities                                   553         553
                                                  --------    --------
     Total liabilities                             100,174     103,711
                                                  --------    --------
 Stockholders' equity
   Common stock                                         42          44
   Additional paid-in-capital                      214,238     221,415
   Accumulated other comprehensive income              905         584
   Accumulated deficit                            (122,862)   (118,129)
                                                  --------    --------
     Total stockholders' equity                     92,323     103,914
                                                  --------    --------
     Total liabilities and stockholders' equity   $192,497    $207,625
                                                  ========    ========

 (1) Derived from audited financial statements.

CONTACT:  Pain Therapeutics, Inc.
          Christi Waarich, Senior Manager of Investor Relations
          650-645-1924
          cwaarich@paintrials.com